EXHIBIT 16.1

                       [Letterhead of S. W. Hatfield, CPA]



                                 March 19, 2003



U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On March 19, 2003, this Firm received a draft copy of a Form 8-K to be filed by Refocus Group, Inc. (formerly VeryBestoftheInternet.com, Inc.) (Company) (SEC File No. 0-32543, CIK # 1133547) reporting Item 4 - Changes in Registrant's Certifying Public Accountant.

We have no disagreements with the statements made in the Form 8-K, Item 4 disclosures.

Yours truly,

/s/ S. W. Hatfield, CPA

S. W. Hatfield, CPA